UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2009 (July 27, 2009)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
A. Underwriting agreement with respect to common stock offering:
     On July 27, 2009, Arch Coal, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company of 17,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the grant to the Underwriters of an option to acquire up to an additional 2,550,000 shares of Common Stock solely to cover over-allotments, if any, at a price to the public of $17.50 per share. The Company plans to use the net proceeds of the Common Stock offering to finance a portion of the $761.0 million purchase price for the previously announced acquisition of the Jacobs Ranch mining complex in Wyoming. The Shares were issued and sold in a public offering pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-157880) and a related prospectus supplement, each filed with the Securities and Exchange Commission.
     Some of the Underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.
     The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
     The opinion of the Company’s counsel as to the legality of the Shares is filed as Exhibit 5.1 to this Form 8-K.
B. Purchase agreement and registration rights agreement with respect to senior notes offering:
     On July 28, 2009, the Company and the subsidiaries of the Company party thereto entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein (“Purchasers”), relating to the sale by the Company of $600 million aggregate principal amount of 8.750% senior notes due 2016 (the “Senior Notes”). The Company plans to use the net proceeds of the Senior Notes offering to finance a portion of the $761.0 million purchase price for the previously announced acquisition of the Jacobs Ranch mining complex in Wyoming. The Senior Notes were issued by the Company pursuant to an Indenture, dated July 31, 2009 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     In connection with the sale of the Senior Notes to the Purchasers pursuant to the Purchase Agreement, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Senior Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file with the Securities and Exchange Commission a registration statement with respect to an offer by the Company and the Guarantors to exchange for the Senior Notes a like aggregate principal amount of senior notes identical in all material respects to the Senior Notes (except for terms relating to additional interest and transfer restrictions). The Company and the Guarantors also agreed (i) to use their reasonable best efforts to cause this exchange offer registration statement to become effective within 365 days of July 31, 2009 (or the next succeeding business day if such day is not a business day) and (ii) to consummate this exchange offer within 410 days of July 31, 2009 (or the next succeeding business day if such day is not a business day).
     Some of the Purchasers or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.
     The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Purchasers against certain liabilities. The Purchase Agreement is filed as Exhibit 1.2 to this Form 8-K and the Registration Rights Agreement is filed as Exhibit 4.3 to this Form 8-K and the descriptions of the material terms of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

C. Indenture
     On July 31, 2009, the Company, Guarantors and the Trustee entered into the Indenture in connection with the issuance of the Senior Notes. The Senior Notes will mature on August 1, 2016, and interest is payable on the Senior Notes on February 1 and August 1 of each year, commencing February 1, 2010.
     At any time on or after August 1, 2013, the Company may redeem some or all of the Senior Notes. Between August 1, 2013 and July 31, 2014, the Company may redeem some or all of the Senior Notes at a redemption price equal to 104.375% of the principal amount. Between August 1, 2014 and July 31, 2015, the Company may redeem some or all of the Senior Notes at a redemption price equal to 102.188% of the principal amount. On and after August 1, 2015, the Company may redeem some or all of the Senior Notes at a redemption price equal to 100% of the principal amount.
     The Indenture limits the ability of the Company and its subsidiaries to (i) incur more debt; (ii) pay dividends and make distributions or repurchase stock; (iii) make investments; (iv) create liens; (v) issue and sell capital stock of subsidiaries; (vi) sell assets; (vii) enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to the Company; (viii) engage in transactions with affiliates; (ix) enter into sale and leasebacks; and (x) merge or consolidate or transfer and sell assets.
     Upon a change of control involving the Company, holders of Senior Notes have the right, as a holder of Senior Notes, to require the Company to repurchase all of their Senior Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.
     The Indenture provides that events of default include: (i) failure to make the payment of any interest on the senior Notes when the same becomes due and payable, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Senior Notes when the same becomes due and payable; (iii) failure to comply with covenants or agreements in the senior Notes, the Indenture or related documents; (iv) a default by the Company or its restricted subsidiaries under their other debt obligations that results in acceleration of the maturity of that debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $40.0 million; (v) any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million that is rendered against Company or any of its restricted subsidiaries and that is not waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement is not in effect; (vi) certain events involving bankruptcy, insolvency or reorganization of Company or any Guarantor; and (vii) any guarantee of the Senior Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any guarantor of the Senior Notes, or any person acting on behalf of any guarantor of the Senior Notes, denies or disaffirms its obligations under its guarantee.
     The Indenture is filed as Exhibit 4.1 to this Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant.
     The information included in Item 1.01(C) above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

1.1
Underwriting Agreement, dated July 27, 2009, by and among Arch Coal, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

1.2
Purchase Agreement, dated July 28, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein.

4.1	Indenture, dated July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 8.750% Senior Note due 2016 (included in Exhibit 4.1).

4.3
Registration Rights Agreement, dated July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein, and Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein.

5.1	Opinion of Robert G. Jones, Esq. with respect to the legality of the common stock.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2009	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

1.1
Underwriting Agreement, dated July 27, 2009, by and among Arch Coal, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

1.2
Purchase Agreement, dated July 28, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein.

4.1	Indenture, dated July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 8.750% Senior Note due 2016 (included in Exhibit 4.1).

4.3
Registration Rights Agreement, dated July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein, and Banc of America Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein.

5.1	Opinion of Robert G. Jones, Esq. with respect to the legality of the common stock.